Exhibit 99.1

  For more information, contact:
           Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports Profit for 2010

•	Full year 2010 net income was $3.2 million or $.03 per diluted share while fourth quarter 2010 net income was $1.9 million or $.02 per diluted share.

•	West Coast Bank’s total risk based capital ratio strengthened over the past year to 18.05% at December 31, 2010.

•	Nonperforming assets of $101 million at December 31, 2010, continued to decline from previous periods and were down 34% over the past twelve months and represented 4% of total assets.

•	At year end 2010, the allowance for credit losses was 2.67% of total loans and 67% of nonperforming loans.

•	Fourth quarter 2010 net interest margin improved to 3.74%, up from 3.05% in the same quarter last year.

•	Average total non-time deposits grew 6% from the fourth quarter in 2009 due to solid account growth.

Lake Oswego, OR – January 28, 2011 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $1.9 million or $.02 per diluted share for fourth quarter 2010 compared to a net loss for fourth quarter 2009 of $48.9 million or $3.13 per diluted share. For the full year 2010, the Company reported net income of $3.2 million or $.03 per diluted share, compared to a net loss of $91.2 million or $5.83 per diluted share in 2009.

”The results for the year 2010 reflecting a profit of $ 3.2 million represent a major improvement for the Company from prior years as virtually all of the key financial metrics of the Company continued their trend of improvement.”, said Robert D. Sznewajs, President and Chief Executive Officer. “The Company began to see growth in loan demand in the last half of 2010, which is expected to continue into 2011 as the economy improves in some sectors. We also anticipate that our operating results in future periods will reflect the improving economy. The Company’s accomplishments in 2010 are the direct result of our dedicated people and their outstanding service to each of our customers on a daily basis.” said Sznewajs.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Capital

Table 1 below shows regulatory capital ratios for Bancorp and the Bank at December 31, 2010 and 2009, and at September 30, 2010, indicating significant improvements as a result of the Company’s capital raising activities and continued reductions in risk-weighted assets over the past twelve months.

Table 1
	SELECTED INFORMATION

Capital Ratios
	Dec. 31,	Dec. 31,		Sept. 30,
	2010	2009	Change	2010	Change
West Coast Bancorp
Tier 1 capital ratio	17.47%	7.17%	10.30	16.96%	0.51
Total capital ratio	18.74%	9.13%	9.61	18.23%	0.51
Leverage ratio	13.02%	5.37%	7.65	12.84%	0.18

West Coast Bank
Tier 1 capital ratio	16.79%	14.11%	2.68	16.30%	0.49
Total capital ratio	18.05%	15.37%	2.68	17.56%	0.49
Leverage ratio	12.51%	10.57%	1.94	12.34%	0.17

Selective quarterly performance ratios
Return on average equity, annualized	2.75%	-74.54%	77.29	8.84%	(6.09)
Return on average assets, annualized	0.31%	-7.06%	7.37	0.96%	(0.65)
Efficiency ratio for the quarter to date	77.42%	179.86%	(102.44)	76.09%	(1.33)

Share and Per Share Figures
	Quarter ended	Quarter ended		Quarter ended
	Dec. 31,	Dec. 31,		Sept. 30,
(Shares in thousands)	2010	2009	Change	2010	Change
Common shares outstanding at period end	96,431	15,641	80,790	96,424	7
Weighted average diluted shares	97,863	15,510	82,353	97,006	857
Income (loss) per diluted share	$0.02	$(3.13)	$3.15	$0.06	$(0.04)
Book value per common share	$2.61	$7.02	$(4.41)	$2.63	$(0.02)

Please see Table 20 for additional information regarding outstanding shares and the possible dilutive effects of presently outstanding securities.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Balance Sheet Overview

Total loan balances declined $189 million or 11% from December 31, 2009 to $1.54 billion at December 31, 2010. The decline primarily reflected soft loan demand and thus lower loan origination volume, particularly in the first half of 2010, as well as the Company’s continuing strategy to reduce risk exposure in selective loan segments. The two loan categories with the most meaningful decline during 2010 were residential real estate construction loans, which declined $45 million or 65%, and commercial loans, which declined $61 million or 16%. At year end 2010, total residential real estate construction loans represented 2% of total loans compared to 4% a year ago. During the second half of 2010 the Company experienced growth in commercial and commercial loan origination volume compared to the same period in 2009 and first half of 2010.

Table 2
PERIOD END LOANS
(Dollars in thousands)	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of
	2010	Total	2009	Total	Amount	%	2010	Total
Commercial loans	$309,327	20%	$370,077	21%	$(60,750)	-16%	$317,037	20%
Commercial real estate construction	19,760	1%	29,574	2%	(9,814)	-33%	17,933	1%
Residential real estate construction	24,325	2%	69,736	4%	(45,411)	-65%	39,955	3%
Total real estate construction loans	44,085	3%	99,310	6%	(55,225)	-56%	57,888	4%
Mortgage	67,525	4%	74,977	4%	(7,452)	-10%	71,446	5%
Nonstandard mortgage	12,523	1%	20,108	1%	(7,585)	-38%	13,294	1%
Home equity	268,968	18%	279,583	17%	(10,615)	-4%	272,132	17%
Total real estate mortgage	349,016	23%	374,668	22%	(25,652)	-7%	356,872	23%
Commercial real estate loans	818,577	53%	862,193	50%	(43,616)	-5%	827,668	52%
Installment and other consumer loans	15,265	1%	18,594	1%	(3,329)	-18%	15,986	1%
Total loans	$1,536,270		$1,724,842		$(188,572)	-11%	$1,575,451

Yield on loans	5.43%		5.19%		0.24		5.44%

The Company’s total cash equivalents and investment securities balance was $781 million at December 31, 2010 or a substantial 34% of earning assets at year end 2010 and reflects the Company’s continued strong liquidity position. To support its net interest income and margin, the Company reduced the cash equivalents component by $120 million or nearly 50% during 2010, in part by increasing its investment portfolio by 15% or $84 million over the same time period. The majority of the growth occurred in U.S. Government Agency securities and mortgage-backed securities.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 3
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
(Dollars in thousands)	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of
	2010	Total	2009	Total	Amount	%	2010	Total
Cash equivalents:
Federal funds sold	$3,367	0%	$20,559	3%	$(17,192)	-84%	$4,605	1%
Interest-bearing deposits in other banks	131,952	17%	234,830	28%	(102,878)	-44%	113,144	15%
Total cash equivalents	135,319	17%	255,389	31%	(120,070)	-47%	117,749	16%

Investment securities:
U.S. Treasury securities	14,392	2%	$25,007	3%	(10,615)	-42%	14,551	2%
U.S. Government Agency securities	194,230	24%	103,988	13%	90,242	87%	221,450	28%
Corporate securities	9,392	1%	9,753	1%	(361)	-4%	9,014	1%
Mortgage-backed securities	363,618	47%	344,294	42%	19,324	6%	324,563	43%
Obligations of state and political sub.	52,645	7%	70,018	9%	(17,373)	-25%	58,206	8%
Equity investments and other securities	11,835	2%	9,217	1%	2,618	28%	12,290	2%
Total investment securities	646,112	83%	562,277	69%	83,835	15%	640,074	84%

Total cash equivalents and investment securities	$781,431	100%	$817,666	100%	$(36,235)	-4%	$757,823	100%

Tax equivalent yield on cash equivalents and investment securities	2.21%		2.05%		0.16		2.30%

Fourth quarter 2010 average total deposits of $1.97 billion declined 8% or $174 million from the same quarter in 2009. With excess balance sheet liquidity, in large part caused by declining loan balances, we elected to reduce higher cost time deposit balances. Average time deposit balances declined $273 million or 49% year-over-year fourth quarter, and represented just 14% of the Company’s average total deposits in the most recent quarter compared to 26% in fourth quarter 2009.

Led by growth in checking account balances, year-over-year fourth quarter average total non-time deposits increased $98 million or 6%. The combination of the Company’s favorable deposit mix and deposit pricing strategies implemented during 2010 helped reduce the average rate paid on total deposits to .40% in fourth quarter 2010, a decline of 59 basis points from .99% same quarter in 2009.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 4
QUARTERLY AVERAGE DEPOSITS BY CATEGORY
(Dollars in thousands)	Q4	% of	Q4	% of	Change		Q3	% of
	2010	Total	2009	Total	Amount	%	2010	Total
Demand deposits	$566,998	29%	$539,547	25%	$27,451	5%	$550,695	28%
Interest bearing demand	349,071	18%	316,584	15%	32,487	10%	337,214	17%
Savings	105,114	5%	95,566	4%	9,548	10%	106,768	5%
Money market	670,580	34%	641,770	30%	28,810	4%	667,150	33%
Total non-time deposits	1,691,763	86%	1,593,467	74%	98,296	6%	1,661,827	83%
Time deposits	281,009	14%	553,688	26%	(272,679)	-49%	336,678	17%
Total deposits	$1,972,772	100%	$2,147,155	100%	$(174,383)	-8%	$1,998,505	100%

Average rate on total deposits	0.40%		0.99%		(0.59)		0.51%

The number of checking accounts increased by over 6,300 accounts, or 6%, in 2010.

Table 5
NUMBER OF DEPOSIT ACCOUNTS
	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of	Change
	2010	Total	2009	Total	#	%	2010	Total	#	% [1]
Demand deposits	51,324	33%	48,160	31%	3,164	7%	50,757	32%	567	4%
Interest bearing demand	52,468	33%	49,311	33%	3,157	6%	51,891	34%	577	4%
Total checking accounts	103,792	66%	97,471	64%	6,321	6%	102,648	66%	1,144	4%
Savings	28,924	19%	26,762	17%	2,162	8%	28,599	18%	325	5%
Money market	14,388	9%	14,832	10%	(444)	-3%	14,499	9%	(111)	-3%
Time deposits	10,014	6%	14,199	9%	(4,185)	-29%	10,499	7%	(485)	-18%
Total deposit accounts	157,118	100%	153,264	100%	3,854	3%	156,245	100%	873	2%

[1] Annualized.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Operating Results Improved Significantly from Fourth Quarter 2009

As shown in Table 6 below, fourth quarter 2010 net income of $1.9 million increased $50.8 million compared to a net loss of $48.9 million in the same quarter of 2009. The improved year-over-year fourth quarter was primarily due to significantly lower credit costs; the provision for credit losses declined $33.5 million and Other Real Estate Owned (“OREO”) valuation adjustments and losses resulting from OREO dispositions declined $13.3 million.

Table 6
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2010	2009	$	%	2010	$	%

Net interest income	$21,889	$19,238	$2,651	14%	$21,875	$14	0%
Provision for credit losses	1,693	35,233	33,540	95%	1,567	(126)	-8%
Noninterest income	8,595	(6,148)	14,743	240%	8,069	526	7%
Noninterest expense	23,330	24,181	851	4%	23,003	(327)	-1%
Income (loss) before income taxes	5,461	(46,324)	51,785	112%	5,374	87	2%
Provision (benefit) for income taxes [1]	3,549	2,543	(1,006)	-40%	(676)	(4,225)	-625%
Net income (loss)	$1,912	$(48,867)	$50,779	104%	$6,050	$(4,138)	-68%

1 For more information on income taxes see table 10.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Fourth quarter 2010 net interest income of $21.9 million increased $2.7 million or 14% from the same quarter in 2009. This increase was largely attributable to a reduction in interest expense on deposits and borrowings as well as lower interest reversals on nonaccrual loans, which more than offset a decline in interest income on loans due to lower loan balances and a continued shift in average earning assets from higher yielding loan balances to investment securities balances. Collectively, cash equivalents and investment securities earned 322 basis points less than the loan portfolio during the most recent quarter.

The net interest margin of 3.74% in the most recent quarter expanded 69 basis points from 3.05% in fourth quarter 2009. The year-over-year fourth quarter unfavorable earning assets mix shift from loan to investment balances was more than offset by a 100 basis points improvement in spread between yield earned on loans and rate paid on interest bearing deposits.

Table 7
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q4	Q4		Q3
	2010	2009	Change	2010	Change
Yield on average interest-earning assets	4.35%	4.25%	0.10	4.41%	(0.06)
Rate on average interest-bearing liabilities	0.88%	1.59%	(0.71)	1.00%	(0.12)
Net interest spread	3.47%	2.66%	0.81	3.41%	0.06
Net interest margin	3.74%	3.05%	0.69	3.71%	0.03

As shown in Table 8 below, fourth quarter 2010 total noninterest income of $8.6 million increased $14.7 million from the same quarter last year. Excluding net loss on OREO of $1.2 million in the most recent quarter and $14.5 million in the fourth quarter last year, the Company’s noninterest income increased $1.5 million or 18% over fourth quarter 2009. The increase was a result of $.6 million and $.4 million growth in payment system revenue and gains on sales of loans in the fourth quarter 2010, respectively, along with a $.6 million gain on sales of securities compared to none in the fourth quarter last year. Total service charges on deposit accounts were unchanged.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 8
NONINTEREST INCOME
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2010	2009	$	%	2010	$	%
Noninterest income
Service charges on deposit accounts	$3,736	$3,789	$(53)	-1%	$4,145	$(409)	-10%
Payment systems related revenue	2,984	2,402	582	24%	2,998	(14)	0%
Trust and investment services revenues	1,143	1,071	72	7%	978	165	17%
Gains on sales of loans	568	173	395	228%	182	386	212%
Gains on sales of securities	617	-	617	0%	-	617	0%
Other	733	885	(152)	-17%	728	5	1%
Total	9,781	8,320	1,461	18%	9,031	750	8%

OREO gains (losses) on sale	336	(862)	1,198	139%	549	(213)	-39%
OREO valuation adjustments	(1,522)	(6,940)	5,418	78%	(1,511)	(11)	-1%
OREO loss on bulk sale	-	(6,666)	6,666	0%	-	-	0%
Total net loss on OREO	(1,186)	(14,468)	13,282	92%	(962)	(224)	-23%

Total noninterest income	$8,595	$(6,148)	$14,743	240%	$8,069	$526	7%

As presented in Table 9 below, fourth quarter 2010 total noninterest expense of $23.3 million decreased $.9 million from the fourth quarter in 2009. Year-over-year fourth quarter equipment and occupancy expenses collectively declined $1.5 million, primarily due to expenses incurred in the final quarter of 2009 associated with a review and disposal of fixed assets. The increase in payment system expense was directly associated with higher transaction volumes.

Table 9
NONINTEREST EXPENSE
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2010	2009	$	%	2010	$	%
Noninterest expense
Salaries and employee benefits	$11,521	$11,393	$(128)	-1%	$11,836	$315	3%
Equipment	1,540	2,620	1,080	41%	1,525	(15)	-1%
Occupancy	2,245	2,677	432	16%	2,216	(29)	-1%
Payment systems related expense	1,297	1,076	(221)	-21%	1,214	(83)	-7%
Professional fees	822	953	131	14%	1,147	325	28%
Postage, printing and office supplies	816	781	(35)	-4%	791	(25)	-3%
Marketing	800	832	32	4%	861	61	7%
Communications	388	375	(13)	-3%	374	(14)	-4%
Other noninterest expense	3,901	3,474	(427)	-12%	3,039	(862)	-28%
Total noninterest expense	$23,330	24,181	$851	4%	$23,003	$(327)	-1%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Income Taxes and Deferred Tax Asset Valuation Allowance

Fourth quarter 2010 provision for income taxes was $3.5 million compared to a provision for income taxes in the same quarter of 2009 of $2.5 million.  The provision for income taxes in the most recent quarter was the result of a $2.1 million impact on tax expense from a decrease in gross unrealized gains on investment securities during the quarter, and an adjustment of $1.4 million to the Company’s tax estimate in its 2009 income tax return which increased its deferred tax asset valuation allowance.

At year end 2010 the Company maintained a valuation allowance of $23.5 million against the deferred tax asset balance of $29.3 million for a net deferred tax asset of $5.8 million.

Looking forward, management will continue to review the deferred tax asset valuation allowance on a quarterly basis. Any future reversals of the deferred tax asset valuation allowance, including a reduction for the effect of pretax income, would decrease the Company’s income tax expense and increase net income.  While the Company maintains a deferred tax asset valuation allowance, changes in the gross unrealized gain on the Company’s investment portfolio will also, either favorably or unfavorably, impact the Company’s future deferred tax valuation allowance and provision for income taxes.

Table 10
PROVISION (BENEFIT) FOR INCOME TAXES
(Dollars in thousands)	Q4	Q4		Full year	Full year
	2010	2009	Change	2010	2009

Benefit for income taxes net of initial
establishment of deferred tax asset valuation allowance	$-	$(18,456)	$(18,456)	$-	$(40,275)
Provision (benefit) for income taxes from deferred
tax asset valuation allowance:
Establishment of deferred tax asset valuation allowance	-	23,296	23,296	-	23,296
Unrealized (gain) loss on securities	2,077	(2,297)	(4,374)	(1,197)	(2,297)
Change in deferred tax assets-tax return adjustments	1,472	-	(1,472)	4,987	-
Total provision (benefit) for income taxes	$3,549	$2,543	$(1,006)	$3,790	$(19,276)

Credit Quality

The Company recorded a fourth quarter 2010 provision for credit losses of $1.7 million, a decline from $35.2 million in the same quarter of 2009. Consistent with the first three quarters of 2010, the latest quarter marked a significant reduction in net charge-offs compared to the corresponding quarter a year ago. Fourth quarter 2010 net charge-offs of $3.2 million, or .83% of average loans on an annualized basis, declined $32.7 million from $35.9 million in the fourth quarter of 2009, and was at the lowest quarterly level in over two years. Net charge-offs declined significantly in all major loan categories when compared to prior year fourth quarter. The Company’s future provisioning will continue to be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in the areas in which the Company does business.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4
	2010	2010	2010	2010	2009
Allowance for credit losses, beginning of period	$42,618	$44,347	$41,299	$39,418	$40,036
Total provision for credit losses	1,693	1,567	7,758	7,634	35,233
Loan net charge-offs:
Commercial	1,109	524	1,684	839	13,271
Commercial real estate construction	76	-	248	487	-
Residential real estate construction	89	813	432	734	10,538
Total real estate construction	165	813	680	1,221	10,538
Mortgage	347	449	478	909	4,734
Nonstandard mortgage	76	5	641	1,497	692
Home equity	570	568	627	914	1,346
Total real estate mortgage	993	1,022	1,746	3,320	6,772
Commercial real estate	584	339	275	95	4,733
Installment and consumer	59	272	146	137	285
Overdraft	334	326	179	141	252
Total loan net charge-offs	3,244	3,296	4,710	5,753	35,851

Total allowance for credit losses	$41,067	$42,618	$44,347	$41,299	$39,418
Components of allowance for credit losses:
Allowance for loan losses	$40,217	$41,753	$43,329	$40,446	$38,490
Reserve for unfunded commitments	850	865	1,018	853	928
Total allowance for credit losses	$41,067	$42,618	$44,347	$41,299	$39,418

Net loan charge-offs to average loans (annualized)	0.83%	0.82%	1.15%	1.37%	7.94%
Allowance for loan losses to total loans	2.62%	2.65%	2.70%	2.43%	2.23%
Allowance for credit losses to total loans	2.67%	2.71%	2.77%	2.48%	2.29%
Allowance for loan losses to nonperforming loans	66%	61%	55%	47%	39%
Allowance for credit losses to nonperforming loans	67%	62%	56%	48%	40%

The December 31, 2010 allowance for credit losses of $41.1 million or 2.67% of total loan balances increased from $39.4 million or 2.29% of total loan balances a year ago. The increase in the allowance for credit losses relative to total loan balances over the past twelve months was due to higher general valuation allowances in our reserve model and a larger unallocated allowance at December 31, 2010. At December 31, 2010, the unallocated portion of the allowance for loan losses amounted to $6.2 million or 15% of the total allowance for credit losses, an increase from $5.0 million or 13%, respectively, at year end 2009. As shown in Table 18, in 2010 the provision for credit losses exceeded net charge-offs by $1.6 million. During the fourth quarter 2010, however, the net charge-offs exceeded the provision for credit losses by $1.6 million. The fourth quarter provision reflected continued slowdown in the unfavorable risk rating migration within the loan portfolio and the release of reserves as certain loans moved from being included in the general valuation allowance to being individually measured for impairment. The most significant increase in the level of impaired loans was an increase in loans qualifying as troubled debt restructures (“TDR’s). Loans that qualify as TDR’s are considered impaired regardless of whether we expect them to perform to the terms of the loan agreement. The increase had the effect of reducing the allowance and thus provision for credit losses approximately $.8 million in the quarter. These changes caused the December 31, 2010 allowance for credit losses as a percentage of total loans to decline slightly from September 30, 2010. The Company’s estimate of appropriate reserve amounts will continue to be primarily dependent on the loan portfolio’s credit quality performance trends, including net charge-offs, which will be heavily dependent on local economic conditions.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Total nonperforming assets were $100.7 million or 4.1% of total assets as of December 31, 2010, compared to $152.9 million and 5.6%, respectively, a year ago. The decline in total nonperforming assets  from $104.4 million at September 30, 2010, represented the seventh consecutive quarterly decline. The allowance for credit losses represented 67% of nonperforming loans at December 31, 2010, an increase from 40% a year ago.

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31.
	2010	2010	2010	2010	2009
Loans on nonaccrual status:
Commercial	$13,377	$13,319	$15,317	$24,856	$36,211
Real estate construction:
Commercial real estate construction	4,077	3,391	3,391	3,939	1,488
Residential real estate construction	6,615	13,316	19,465	19,776	22,373
Total real estate construction	10,692	16,707	22,856	23,715	23,861
Real estate mortgage:
Mortgage	9,318	13,040	14,535	9,829	11,563
Nonstandard mortgage	5,223	5,150	6,121	9,327	8,752
Home equity	950	1,538	2,198	2,248	2,036
Total real estate mortgage	15,491	19,728	22,854	21,404	22,351
Commercial real estate	21,671	18,792	17,542	15,322	16,778
Installment and consumer	-	-	74	172	144
Total nonaccrual loans	61,231	68,546	78,643	85,469	99,345
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	61,231	68,546	78,643	85,469	99,345

Other real estate owned	39,459	35,814	37,578	45,238	53,594
Total nonperforming assets	$100,690	$104,360	$116,221	$130,707	$152,939

Nonperforming loans to total loans	3.99%	4.35%	4.91%	5.13%	5.76%
Nonperforming assets to total assets	4.09%	4.20%	4.64%	4.91%	5.60%

Over the past year total nonaccrual loans declined $38.1 million or 38% to $61.2 million at December 31, 2010. This reduction was largely due to loans migrating through steps leading to eventual resolutions, including the Company taking ownership of additional real property related to loans which previously were on nonaccrual status, nonaccrual loan payoffs, and the disposition of certain nonaccrual loans. At December 31, 2010, the total nonaccrual loan portfolio had been written down 20% from the original principal balance compared to 30% at the end of 2009.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

As indicated in Table 13 below, the Company’s OREO property disposition activities continue at a consistent pace. During the most recent quarter, the Company disposed of 81 OREO properties with a book value of $5.9 million while assuming 35 properties with a book value of $10.9 million and having capitalized improvements on OREO properties of $.2 million. At December 31, 2010, the OREO portfolio consisted of 402 properties with a book value of $39.5 million. The year-end OREO balance reflected write-downs totaling 51% from original loan principal compared to 49% twelve months earlier. The largest balances in the OREO portfolio at December 31, 2010 were attributable to  homes followed by residential site development projects located within our footprint. During the fourth quarter we assumed three land parcels and one income producing property. The residential site development balance and number of such properties declined in the fourth quarter due to continued lot sales.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
	Q4 2010		Q3 2010		Q2 2010		Q1 2010		Q4 2009
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$35,814	448	$37,578	446	$45,238	596	$53,594	672	$76,570	301
Additions to OREO	11,053	35	5,119	53	7,209	20	5,003	15	26,293	536
Dispositions of OREO	(5,886)	(81)	(5,372)	(51)	(13,612)	(170)	(11,000)	(91)	(42,329)	(165)
OREO valuation adj.	(1,522)	-	(1,511)	-	(1,257)	-	(2,359)	-	(6,940)	-
Ending balance	$39,459	402	$35,814	448	$37,578	446	$45,238	596	$53,594	672

	Full Year 2010		Full Year 2009
	Amount	#	Amount	#
Beginning balance	$53,594	672	$70,110	288
Additions to OREO	25,199	123	74,174	699
Capitalized improvements	3,185		4,933
Valuation adjustments	(6,649)		(18,562)
Disposition of OREO	(35,870)	(393)	(77,061)	(315)
Ending balance	$39,459	402	$53,594	672

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	Dec. 31,	# of	Sept. 30,	# of	June 30,	# of
	2010	properties	2010	properties	2010	properties
Homes	$17,297	69	$15,341	66	$17,254	75
Residential site developments	7,340	245	8,096	281	7,296	265
Lots	3,700	56	4,062	61	4,750	67
Land	5,135	12	3,525	10	3,474	10
Income producing properties	5,162	7	3,212	7	2,996	6
Condominiums	128	2	881	12	1,111	12
Multifamily	697	11	697	11	697	11
Total	$39,459	402	$35,814	448	$37,578	446

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Other:

The Company will hold a Webcast conference call Friday, January 28, 2011, at 11:00 a.m. Pacific Time, during which the Company will discuss fourth quarter 2010 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “4th Quarter 2010 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 35248931 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a Northwest bank holding company with $2.5 billion in assets and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA.  These statements can often be identified by words such as "expects," "believes," “anticipates,” or "will," or other words of similar meaning. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations as well as (ii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors,” and in our most recent Quarterly Report on Form 10-Q.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 15
INCOME STATEMENT
(Dollars in thousands)	Q4	Q4	Change		Q3	Full Year	Full Year
	2010	2009	$	%	2010	2010	2009
Net interest income
Interest and fees on loans	$21,350	$23,457	$(2,107)	-9%	$21,800	$88,409	$100,356
Interest on investment securities	4,064	3,309	755	23%	4,160	16,668	11,422
Other interest income	95	182	(87)	-48%	93	499	372
Total interest income	25,509	26,948	(1,439)	-5%	26,053	105,576	112,150
Interest expense on deposit accounts	2,009	5,382	3,373	63%	2,553	12,130	24,442
Interest on borrowings and subordinated debentures	1,611	2,328	717	31%	1,625	10,139	8,981
Total interest expense	3,620	7,710	4,090	53%	4,178	22,269	33,423
Net interest income	21,889	19,238	2,651	14%	21,875	83,307	78,727

Provision for credit losses	1,693	35,233	33,540	95%	1,567	18,652	90,057

Noninterest income
Service charges on deposit accounts	3,736	3,789	(53)	-1%	4,145	15,690	15,765
Payment systems related revenue	2,984	2,402	582	24%	2,998	11,393	9,399
Trust and investment services revenues	1,143	1,071	72	7%	978	4,267	4,101
Gains on sales of loans	568	173	395	228%	182	1,197	1,738
Net OREO valuation adjustments
and gains (losses) on sales	(1,186)	(14,468)	13,282	92%	(962)	(4,415)	(26,953)
Other	733	885	(152)	-17%	728	3,003	4,438
Other-than-temporary impairment losses	-	-	-	0%	-	-	(192)
Gain on sales of securities	617	-	617	100%	-	1,562	833
Total noninterest income	8,595	(6,148)	14,743	240%	8,069	32,697	9,129
Noninterest expense
Salaries and employee benefits	11,521	11,393	(128)	-1%	11,836	45,854	44,608
Equipment	1,540	2,620	1,080	41%	1,525	6,247	8,120
Occupancy	2,245	2,677	432	16%	2,216	8,894	9,585
Payment systems related expense	1,297	1,076	(221)	-21%	1,214	4,727	4,036
Professional fees	822	953	131	14%	1,147	3,991	4,342
Postage, printing and office supplies	816	781	(35)	-4%	791	3,148	3,201
Marketing	800	832	32	4%	861	3,086	2,990
Communications	388	375	(13)	-3%	374	1,525	1,574
Goodwill impairment	-	-	-	0%	-	-	13,059
Other noninterest expense	3,901	3,474	(427)	-12%	3,039	12,865	16,773
Total noninterest expense	23,330	24,181	851	4%	23,003	90,337	108,288
Net income (loss) before income taxes	5,461	(46,324)	51,785	112%	5,374	7,015	(110,489)
Provision (benefit) for income taxes	3,549	2,543	(1,006)	-40%	(676)	3,790	(19,276)
Net income (loss)	$1,912	$(48,867)	$50,779	104%	$6,050	$3,225	$(91,213)

Net income (loss) per share:
Basic	$0.02	$(3.13)	$3.15		$0.06	$0.03	$(5.83)
Diluted	$0.02	$(3.13)	$3.15		$0.06	$0.03	$(5.83)

Weighted average common shares	94,792	15,510	79,282		94,776	87,300	15,510
Weighted average diluted shares	97,863	15,510	82,353		97,006	90,295	15,510

Tax equivalent net interest income	$22,156	$19,592	$2,564		$22,163	$84,478	$80,222

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 16
BALANCE SHEETS
(Dollars in thousands)	Dec. 31,	Dec. 31,	Change		Sept. 30,
	2010	2009	$	%	2010
Assets:
Cash and due from banks	$42,672	$47,708	$(5,036)	-11%	$57,216
Federal funds sold	3,367	20,559	(17,192)	-84%	4,605
Interest-bearing deposits in other banks	131,952	234,830	(102,878)	-44%	113,144
Total cash and cash equivalents	177,991	303,097	(125,106)	-41%	174,965
Investment securities	646,112	562,277	83,835	15%	640,074
Total loans	1,536,270	1,724,842	(188,572)	-11%	1,575,451
Allowance for loan losses	(40,217)	(38,490)	(1,727)	4%	(41,753)
Loans, net	1,496,053	1,686,352	(190,299)	-11%	1,533,698
OREO, net	39,459	53,594	(14,135)	-26%	35,814
Goodwill and other intangibles	358	637	(279)	-44%	418
Total interest earning assets	2,321,611	2,545,116	(223,505)	-9%	2,335,882
Other assets	101,086	127,590	(26,504)	-21%	101,410
Total assets	$2,461,059	$2,733,547	$(272,488)	-10%	$2,486,379

Liabilities and Stockholders' Equity:
Demand	$555,766	$542,215	$13,551	2%	$565,543
Savings and interest-bearing demand	445,878	422,838	23,040	5%	442,892
Money market	663,467	657,306	6,161	1%	675,402
Time deposits	275,411	524,525	(249,114)	-47%	291,218
Total deposits	1,940,522	2,146,884	(206,362)	-10%	1,975,055
Borrowings and subordinated debentures	219,599	314,299	(94,700)	-30%	215,199
Reserve for unfunded commitments	850	928	(78)	-8%	865
Other liabilities	27,528	22,378	5,150	23%	20,553
Total liabilities	2,188,499	2,484,489	(295,990)	-12%	2,211,672
Stockholders' equity	272,560	249,058	23,502	9%	274,707
Total liabilities and stockholders' equity	$2,461,059	$2,733,547	$(272,488)	-10%	$2,486,379

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

Table 17
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q4	Q4	Q3	Full Year	Full Year
	2010	2009	2010	2010	2009
Cash and due from banks	$51,044	$48,970	$50,087	$48,976	$47,433
Federal funds sold	3,996	11,257	4,379	6,194	6,673
Interest-bearing deposits in other banks	142,398	274,031	138,503	188,925	136,944
Total cash and cash equivalents	197,438	334,258	192,969	244,095	191,050
Investment securities	646,776	460,394	640,216	606,099	337,541
Total loans	1,556,975	1,791,572	1,586,849	1,622,445	1,914,975
Allowance for loan losses	(42,208)	(41,356)	(42,917)	(42,003)	(37,363)
Loans, net	1,514,767	1,750,216	1,543,932	1,580,442	1,877,612
Total interest earning assets	2,351,927	2,538,510	2,372,072	2,425,073	2,398,675
Other assets	126,179	199,501	125,273	145,235	209,073
Total assets	$2,485,160	$2,744,369	$2,502,390	$2,575,871	$2,615,276

Demand	$566,998	$539,547	$550,695	$540,280	$499,283
Savings and interest-bearing demand	454,185	412,150	443,982	438,665	387,905
Money market	670,580	641,770	667,150	659,542	617,881
Time deposits	281,009	553,688	336,678	388,500	587,299
Total deposits	1,972,772	2,147,155	1,998,505	2,026,987	2,092,368
Borrowings and subordinated debentures	217,256	314,299	215,199	264,589	304,085
Total interest bearing liabilities	1,623,030	1,921,907	1,663,009	1,751,296	1,897,170
Other liabilities	18,858	22,812	17,164	18,486	19,044
Stockholders' equity	276,274	260,103	271,522	265,809	199,779
Total liabilities and stockholders' equity	$2,485,160	$2,744,369	$2,502,390	$2,575,871	$2,615,276

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

The following table presents information with respect to the Company’s allowance for credit losses.

Table 18
ALLOWANCE FOR CREDIT LOSSES
(Dollars in thousands)	Full Year	Full Year
	Dec 31.	Dec 31.
	2010	2009
Allowance for credit losses, beginning of period	$39,418	$29,934
Provision for credit losses loans other than two-step loans	18,098	83,756
Provision for credit losses two-step loans	554	6,301
Total provision for credit losses	18,652	90,057
Loan charge-offs:
Commercial	5,229	22,411
Commercial real estate construction	811	325
Residential real estate construction	2,211	28,287
Two-step residential construction	554	6,963
Total real estate construction	3,576	35,575
Mortgage	2,430	10,022
Nonstandard mortgage	2,224	3,666
Home equity	2,807	3,394
Total real estate mortgage	7,461	17,082
Commercial real estate	1,321	5,383
Installment and consumer	706	840
Overdraft	1,183	1,054
Total loan charge-offs	19,476	82,345
Loan recoveries:
Commercial	1,073	1,005
Commercial real estate construction	-	-
Residential real estate construction	697	44
Two-step residential construction	-	241
Total real estate construction	697	285
Mortgage	247	11
Nonstandard mortgage	5	1
Home equity	128	35
Total real estate mortgage	380	47
Commercial real estate	28	151
Installment and consumer	92	65
Overdraft	203	219
Total loan recoveries	2,473	1,772
Net charge-offs	17,003	80,573

Total allowance for credit losses	$41,067	$39,418
Components of allowance for credit losses:
Allowance for loan losses	$40,217	$38,490
Reserve for unfunded commitments	850	928
Total allowance for credit losses	$41,067	$39,418

Net loan charge-offs to average loans	1.05%	4.21%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2010 RESULTS
January 28, 2011

The following table presents information about the Company’s total delinquent loans.

Table 19
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	Dec. 31,	Dec. 31,	Sept. 30,
	2010	2009	2010
Commercial loans	0.02%	0.31%	0.36%
Real estate construction loans	0.00%	0.61%	0.00%
Real estate mortgage loans	0.59%	0.71%	0.43%
Commercial real estate loans	0.07%	0.46%	0.34%
Installment and other consumer loans	0.34%	0.32%	0.25%

Total delinquent loans 30-89 days past due	$2,721	$8,427	$5,502
Delinquent loans to total loans	0.18%	0.49%	0.35%

The following table presents information regarding common shares outstanding at December 31, 2010 on an actual and diluted basis.

Table 20
COMMON SHARE AND DILUTIVE SHARE INFORMATION
(Shares in thousands)

Number
of shares
Common shares outstanding at December 31, 2010	94,792

Common shares issuable on conversion of series B preferred stock [1]	6,066
Dilutive impact of warrants 2 3	3,027
Dilutive impact of stock options and restricted stock [3]	201
Total potential dilutive shares [4]	104,086
[1] 121,328 shares of series B preferred stock outstanding at December 31, 2010.
[2] Warrants to purchase 240,000 shares at a price of $100 per series B preferred share outstanding at December 31, 2010.
[3] The estimated dilutive impact of warrants, options, and restricted stock is shown. These figures are calculated under the treasury method utilizing an average stock price of $2.67 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.
[4] Potential dilutive shares is a non-GAAP figure and not the weighted average diluted shares calculated in accordance with GAAP.